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Exhibit 99.1

Contacts:	Phillip D. Kramer Executive VP and CFO 713/646-4560—800/564-3036	A. Patrick Diamond Manager, Special Projects 713/646-4487—800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Financial Results for First Quarter 2004—
Net Income Up 27%; EBITDA Up 21%

        (Houston—April 28, 2004) Plains All American Pipeline, L.P. (NYSE: PAA) today reported operating and financial results for the first quarter of 2004 that exceeded previously published guidance. The Partnership reported net income of $31.0 million, or $0.49 per basic and diluted limited partner unit for the first quarter of 2004, an increase of 27% and 7%, respectively, as compared to net income of $24.4 million, or $0.46 per basic and diluted limited partner unit for the first quarter of 2003. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter of 2004 were $53.6 million, an increase of 21% as compared with EBITDA of $44.4 million for the first quarter of 2003. (See the section of this release entitled "Non-GAAP Financial Measures" and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

        The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended March 31,
	2004	2003
	(Dollars in millions)
Long-Term Incentive Plan ("LTIP") charge	$(4.2)	$—
SFAS 133 noncash mark-to-market adjustment	7.5	0.9

Total	$3.3	$0.9
Per Basic and Diluted Limited Partner Unit	$0.06	$0.02

Excluding these selected items impacting comparability, the Partnership's first quarter 2004 net income, net income per basic and diluted limited partner unit and EBITDA would have been $27.7 million, $0.43, and $50.4 million, respectively.

        "We are pleased with the strong operating and financial performance the Partnership delivered in the first quarter," said Greg L. Armstrong, Chairman and CEO of Plains All American. "Our fundamental performance substantially exceeded our previously announced guidance and was underpinned by favorable crude oil market conditions and strong volumes on certain of our pipeline systems. Moreover, these results are especially notable given our significant investment of time and resources during the quarter in connection with the due diligence, structuring and negotiation of the Link acquisition and the simultaneous completion of the Capline acquisition. We are confident in the strength of our fundamental business and believe that these two acquisitions will facilitate the Partnership's continued progress and growth."

        The following table presents certain selected financial information by segment for the first quarter reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations
	(Dollars in millions)
Three Months Ended March 31, 2004(1)
Revenues	$189.3	$3,631.3
Purchases	136.7	3,572.9
Field operating expenses (excluding LTIP charge)	19.3	18.5
LTIP charge—field operations	0.1	0.4

Segment profit before segment general and administrative expenses	33.2	39.5
Segment general and administrative expenses (excluding LTIP charge)(2)	6.0	9.4
LTIP charge—general and administrative	1.7	2.0

Segment profit	$25.5	$28.1

Noncash SFAS 133 impact(3)	$—	$7.5

Maintenance capital	$1.4	$0.3

Three Months Ended March 31, 2003(1)
Revenues	$169.0	$3,123.1
Purchases	130.7	3,070.7
Field operating expenses	13.5	19.6

Segment profit before segment general and administrative expenses	24.8	32.8
Segment general and administrative expenses(2)	4.6	8.5

Segment profit	$20.2	$24.3

Noncash SFAS 133 impact(3)	$—	$0.9

Maintenance capital	$1.4	$0.2

(1)
Revenues and purchases include inter-segment amounts.

(2)
General and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)
Amounts related to SFAS 133 are included in revenues, and impact segment profit before segment general and administrative expenses and segment profit.

        Excluding the LTIP charge, segment profit from pipeline operations was up 35% in the first quarter of 2004 when compared to the first quarter of 2003, while the segment profit from gathering, marketing, terminalling and storage operations, including the impact of SFAS 133 in both periods, was up 26%. However, also excluding the impact of SFAS 133 in both periods, the gathering, marketing, terminalling and storage segment in the first quarter of 2004 would have been consistent with the first quarter of 2003, which experienced an unusually strong market for LPG sales.

        The Partnership's basic weighted average units outstanding for the first quarter of 2004 totaled 58.4 million (59.0 million on a diluted basis) as compared to 50.2 million (50.2 million on a diluted basis) in last year's first quarter. At March 31, 2004, the Partnership had 58.5 million units outstanding.

At April 15, 2004, including the Partnership's private placement of Class C Common Units, the Partnership had 61.7 million units outstanding.

        At March 31, 2004, the Partnership's long-term debt totaled $688 million; the long-term debt-to-total capitalization ratio was approximately 48%.

        On April 23, 2004, the Partnership declared a cash distribution of $0.5625 per unit ($2.25 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be paid on May 14, 2004, to holders of record of such units at the close of business on May 4, 2004. The distribution represents a 2.3% increase over the May 2003 distribution.

        The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the second quarter, as well as the second half and full year of 2004. A copy of the Form 8-K is available on the Partnership's website at www.paalp.com.

Non-GAAP Financial Measures

        In this release, the Partnership's EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because PAA management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. Management considers an understanding of these selected items impacting comparability to be material to its evaluation of our operating results and prospects. Although we present selected items that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. Because management believes these types of variations to be directly related to the actual operating activities for the periods presented, they are not separately identified in this release, but will be discussed in management's discussion and analysis of operating results in our Quarterly Report on Form 10-Q for the period.

        A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the "Investor Relations" link on the Partnership's home page and then the "Non-GAAP Reconciliations" link on the Investor Relations page.

Conference Call:

        The Partnership will host a conference call to discuss the results and other forward-looking items on Wednesday, April 28, 2004. Specific items to be addressed in this call include:

  1.
  A brief review of the Partnership's first quarter results;

  2.
  A status report on expansion and organic growth projects and two recent acquisitions;

  3.
  A discussion of financial position and financing plans;

  4.
  A review of financial and operating guidance for the second quarter as well as an indication for the full year of 2004; and

  5.
  Comments regarding recent developments and the Partnership's outlook for the future.

        The call will begin at 10:00 AM (Central). To participate in the call, please call 877-780-2276, or, for international callers, 973-582-2757 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

        To access the Internet webcast, please go to the Partnership's website at www.paalp.com, choose "Investor Relations", and then choose "Conference Calls". Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership's website.

Telephonic Replay Instructions:
Call 877-519-4471 or international call 973-341-3080 and enter PIN # 4618957
The replay will be available beginning Wednesday, April 28, 2004, at approximately 1:00 PM (Central) and continue until 11:59pm (Central) Monday, May 3, 2004.

        Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, successful integration and future performance of assets acquired, abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on the All American Pipeline, declines in volumes shipped on the Basin Pipeline and our other pipelines by third party shippers, the availability of adequate third party production volumes in the areas in which we operate, demand for various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements, fluctuations in refinery capacity in areas supplied by our transmission lines, the success of our risk management activities, the impact of crude oil price fluctuations, the availability (or lack thereof) of acquisition opportunities on terms favorable to the Partnership, continued credit worthiness of, and performance by, our counterparties, maintenance of our credit rating and ability to receive open credit from our suppliers, levels of indebtedness and ability to receive credit on satisfactory terms, successful third party drilling efforts in areas in which we operate pipelines or gather crude oil, regulatory changes, unanticipated shortages or cost increases in power supplies, materials and skilled labor, weather interference with business operations or project construction, the currency exchange rate of the Canadian dollar, environmental liabilities that are not covered by an indemnity or insurance, fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP), and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas ("LPG") discussed in the Partnership's filings with the Securities and Exchange Commission.

        Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, terminalling and storage, as well as crude oil and LPG gathering and marketing activities, primarily in Texas, California, Oklahoma and Louisiana and the Canadian Provinces of Alberta and Saskatchewan. The Partnership's common units are traded on the New York Stock Exchange under the symbol "PAA." The Partnership is headquartered in Houston, Texas.

# # #

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY

         CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data) (unaudited)

	Three Months Ended March 31,
	2004	2003
REVENUES	$3,804,644	$3,281,908
COSTS AND EXPENSES
Purchases and related cost	3,693,521	3,191,241
Field operating expenses (excluding LTIP charge)	37,816	33,115
LTIP charge—field operations	567	—
General and administrative (excluding LTIP charge)	15,478	13,072
LTIP charge—general & administrative	3,661	—
Depreciation and amortization	13,120	10,871

Total costs and expenses	3,764,163	3,248,299

OPERATING INCOME	40,481	33,609
OTHER INCOME/(EXPENSE)
Interest expense	(9,532)	(9,154)
Interest income and other, net	41	(104)

NET INCOME	$30,990	$24,351

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.49	$0.46

BASIC WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	58,414	50,166

DILUTED WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	59,017	50,166

OPERATING DATA (in thousands)(1)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	55	59
Basin	275	210
Capline(2)	54	—
Other domestic	352	269
Canada	240	194
Pipeline margin activities	72	86

Total	1,048	818

Crude oil lease gathering	460	434
Crude oil bulk purchases	122	69

Total crude oil	582	503

LPG sales(3)	59	54

Cushing terminal throughput	223	175

(1)
Volumes associated with acquisitions represent weighted average daily amounts for the number of day we actually owned the assets over the total days in the period. Volumes are presented in this manner to allow for relevant comparisons to revenues generated and segment profit, and is necessary to accurately calculate statistics on a per barrel basis.

(2)
Capline volumes averaged approximately 160,000 barrels per day for March, 2004, which is the period we owned the system. Those volumes averaged over the first quarter of 2004 were 54,000 barrels per day.

(3)
Prior period volume amounts have been adjusted for consistency of comparison between years. LPG sales reflect only third party volumes.

FINANCIAL DATA RECONCILIATIONS
(in thousands) (unaudited)

	Three Months Ended March 31,
	2004	2003
Earnings before interest, taxes, depreciation and amortization ("EBITDA")
Net income reconciliation
Net Income	$30,990	$24,351
Interest expense	9,532	9,154

Earnings before interest and taxes ("EBIT")	40,522	33,505
Depreciation and amortization	13,120	10,871

EBITDA	$53,642	$44,376

Cash flow from operating activities reconciliation
Net cash provided by operating activities	$132,981	$91,393
Net change in assets and liabilities, net of acquisitions	(91,784)	(57,101)
Other items to reconcile from cash flows from operating activities:
Change in derivative fair value	7,498	930
Non-cash portion of LTIP charge	(4,228)	—
Non-cash amortization of terminated interest rate swap	(357)	—
Interest expense	9,532	9,154

EBITDA	53,642	44,376
Depreciation and amortization	(13,120)	(10,871)

EBIT	$40,522	$33,505

Funds flow from operations (FFO)
Net Income	$30,990	$24,351
Depreciation and amortization	13,120	10,871
Non-cash amortization of terminated interest rate swap	357	—

FFO	44,467	35,222
Maintenance capital expenditures	(1,748)	(1,590)

FFO after maintenance capital expenditures	$42,719	$33,632

Selected items impacting comparability
LTIP charge	$(4,228)	$—
SFAS 133 noncash mark-to-market adjustment	7,498	930

Selected items impacting comparability	$3,270	$930

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands) (unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets	$653,756	$732,974
Property and equipment, net	1,308,712	1,151,039
Pipeline linefill	123,266	122,653
Other long-term assets, net	79,339	88,965

	$2,165,073	$2,095,631

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$726,276	$801,919
Long-term debt under credit facilities	238,737	70,000
Senior notes, net of unamortized discount	449,017	448,991
Other long-term liabilities and deferred credits	14,865	27,994

	1,428,895	1,348,904
Partners' capital	736,178	746,727

	$2,165,073	$2,095,631

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  Exhibit 99.1
Plains All American Pipeline, L.P. Reports Financial Results for First Quarter 2004— Net Income Up 27%; EBITDA Up 21%